ESCROW AGREEMENT


1.   Parties

     The parties to this agreement are:

1.1 American Stock Transfer and Trust Company a New York corporation
          (Escrow agent)

1.2       First South Africa Corp., Ltd
          a Bermuda company
          (Parent)

1.3 First South African Holdings (Pty) Limited a South African company
          (FSAH)

1.4       Michael Morgan
          (Subscriber)

     (hereinafter referred to as the parties).

2.   Recital

2.1 The authorised share capital of FSAH comprises 30 000 000 A class ordinary shares of R0,0001 each and 10 000 000 B class ordinary shares of R0,0001 each (FSAH B class shares).

2.2 All of the issued A class ordinary shares in FSAH are owned by the Parent.

2.3 The rights and obligations attached to the FSAH B class shares are recorded in the quotation from the articles of association of FSAH recorded on Schedule 1 hereto.

2.4 The Parent has an authorised share capital comprising of Common Stock, registered with the Securities and Exchange Commission and listed for trading on NASDAQ in compliance with all applicable laws, and Class B Common Stock (Parent class B stock) which is not so registered and listed.

2.5 FSAH has agreed to allot and issue and the Subscriber has agreed to subscribe for 33 159 FSAH B class shares
          (subscription shares) and the Parent has agreed to simultaneously allot and issue to the Escrow agent which has agreed to subscribe for 33 159 Parent B class stock (Escrow stock).

2.6 Insofar as prevailing circumstances and laws allow and subject to the restrictions recorded herein the Parent and FSAH wish, by the conclusion and implementation of this agreement, to enable the Subscriber to trade in the subscription shares for value and in circumstances which are pari passu with the trading of the Parent class B stock.

2.7 In consideration of the mutual covenants and promises herein contained and other good and valuable consideration the adequacy of which is hereby acknowledged, the parties have reached the agreement recorded herein.

3.   Appointment of Escrow agent

3.1 The Parent hereby appoints the Escrow agent to receive, hold and dispose of the Escrow stock in accordance with the provisions of this agreement.

3.2 The Escrow agent by its execution and delivery of this agreement accepts its appointment as Escrow agent upon and subject to the terms and conditions of this agreement.

3.3 The appointment of the Escrow agent will become effective against delivery of the Escrow stock to the Escrow agent and will continue in effect until the Escrow stock, all dividends or other benefits accruing thereto and all proceeds derived from the sale or other disposition thereof has been distributed in accordance with this agreement (Escrow period).

4.   Issue of shares and stock

4.1 Against the allotment and issue to the Subscriber of the subscription shares the Parent will allot and issue the Escrow stock to the Escrow agent for a consideration of US$.01 per share payable to the parent on behalf of the Escrow agent by Michael Levy who will thereby acquire no claim against the Escrow agent.

4.2 Against receipt of the Escrow stock the Escrow agent will confirm in writing delivered to the Subscriber that the Escrow stock has been delivered to it unconditionally, in negotiable form subject only to the restrictions contemplated by this agreement.

4.3 For the duration of the Escrow period the Escrow agent will retain possession of and control over the Escrow shares and will at the request of the Subscriber inform the remaining parties of the physical location of all documents and records evidencing the Escrow stock and requisite to trading therein.

4.4 Insofar as circumstances and the law allow the Escrow agent will retain the Escrow stock in negotiable and freely tradeable form throughout the Escrow period, subject only to the restrictions recorded in this agreement.

5.   Escrow property

     During the Escrow period the Escrow agent will receive all money, securities, rights or property distributed in respect of the Escrow stock including any such property distributed as dividends or pursuant to any stock split, merger, recapitalisation, dissolution, total or partial liquidation of the Parent (excluding only dividends paid to the Escrow agent by the Parent to the extent that the Subscriber has in relation to the same period been paid dividends on the Subscription shares): all such property to be held and distributed as herein provided and hereinafter referred to collectively as Escrow property. Reference herein to Escrow stock will be deemed to include the Escrow property deposited in escrow pursuant thereto.

6.   Escrow stock - rights, obligations and restrictions

6.1 Except for transfers to permitted transferees (as defined in Section 1(p) of the bye-laws of the Parent) if any of the Escrow stock is sold by the Escrow agent pursuant to this agreement it will automatically convert into a share of common stock in the parent.

6.2 None of the Escrow stock may be sold in contravention of the restrictions set out in clause 12 of the sale of shares agreement entered into among John Welch, Heinz Andreas, Michael Morgan, Parent and FSAH, (the sale agreement) on
          11 March 1996.

6.3 Subject to 6.2, the Escrow stock may only be sold and transferred in compliance with this agreement and the Securities Act of 1933 as amended and the rules and regulations promulgated thereunder.

6.4 For the duration of the Escrow period Michael Levy will have the sole power to vote the Escrow stock and any securities held in escrow as part of the Escrow property to which end the Escrow agent hereby irrevocably appoints Michael Levy as its proxy to vote the Escrow stock on its behalf at any meeting of the shareholders of the Parent and at any adjournment thereof which shall take place during the Escrow period. The Escrow agent undertakes that it will execute and deliver to Levy a separate voting proxy in the aforegoing terms referring specifically to the Escrow stock and any securities comprising the Escrow property against demand by Levy following delivery of the Escrow stock or other securities as the case may be.

6.5 Each certificate evidencing the Escrow stock will bear the following legends in addition to any others required by law:

               The sale, transfer, hypothecation, negotiation, pledge, assignment, encumbrance or other disposition of the shares evidenced by this certificate are restricted by and are subject to all of the terms, conditions and provisions of an escrow agreement entered into amongst First South Africa Corp., Ltd, First South African Holdings (Proprietary) Limited, American Stock Transfer & Trust Company and Michael Morgan a copy of which may be obtained from the secretary of First South Africa Corp., Ltd. No transfer, sale or other disposition of these shares may be made unless the specific conditions of such agreement are satisfied.

               The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. No transfer, sale or other disposition of these shares may be made unless a registration statement with respect to these shares has become effective under the said Act or First South Africa Corp., Ltd is furnished with an opinion of Counsel satisfactory in form and substance to it that such registration is not required.

7.   Put option and related transactions

7.1 At any time during the Escrow period and provided that the Escrow stock is capable of being sold in accordance with the provisions of this agreement and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, the Subscriber will be entitled, on delivery to the Escrow agent or its agent in the Republic of South Africa, Webber Wentzel Bowens or its principal successor-in-practice, of written notice accompanied by the original share certificate/s evidencing the put shares together with securities transfer form/s relating thereto signed and completed in negotiable form according to law
          (put notice) to require and oblige the Escrow agent to purchase the subscription shares or any part thereof but no fewer than 100 subscription shares (or such lesser number as constitutes all of the remaining subscription shares held by the Subscriber) in relation to any single put notice, for the consideration and upon the terms and conditions hereinafter recorded.

7.2 Against delivery of the put notice the Escrow agent will, in compliance with applicable securities laws, use every reasonable effort to sell as expeditiously as possible, at the best possible price and on the best available terms so much of the Escrow stock as is equal to the subscription shares put to the Escrow agent in terms of the put notice and to implement and enforce its rights and obligations arising from such sale.

7.3 The put notice will be unconditional and unqualified save only that the Subscriber will be entitled to stipulate a minimum price (prescribed price) expressed in US dollars per share at which he is willing to sell the relevant subscription shares put to the Escrow agent in terms of the put notice (put shares). If the put notice contains a prescribed price:

7.3.1 the Escrow agent will not be entitled to sell the equivalent number of Escrow stock pursuant to 7.2 above for a price less than the prescribed price;

7.3.2 if the Escrow agent is unable to sell the equivalent number of Escrow stock for a price at least equal to the prescribed price within thirty days from delivery of the relevant put notice then the put notice will automatically lapse and be of no further force or effect;

7.3.3 the Escrow agent will, notwithstanding the prescribed price, seek to achieve the best possible price for the Escrow stock as expeditiously as possible pursuant to 7.2 above;

7.3.4 if the Escrow agent cannot achieve the sale of the relevant Escrow stock for a price equal to or more than the prescribed price it will inform the Subscriber of its inability and of the best price at which it is able to sell the relevant Escrow stock.

7.4 Against the sale by the Escrow agent of the relevant number of Escrow stock the Escrow agent will be deemed to have purchased the subscription shares recorded in the relevant put notice (put shares) upon and subject to the following terms and conditions:

7.4.1 the price payable for the put shares will be equal to the price payable for the equivalent Escrow stock sold less any applicable brokerage fees, securities tax, duty or charge properly incurred;

7.4.2 the price for the put shares will be payable by the Escrow agent to the Subscriber against receipt by the Escrow agent of the price payable for the relevant Escrow stock sold;

7.4.3 as security for the payment of the price for the put shares the Escrow agent will be deemed to have ceded, assigned and made over unto and in favour of the Subscriber all of the Escrow agents right, title and interest in and to its claims for payment of the price payable for the relevant Escrow stock sold.

7.5 The Subscriber will not be entitled to deliver more than four put notices.

7.6 Payment of any amount due to the Subscriber upon the sale of subscription shares pursuant hereto will be made to the subscriber at the domicilium chosen in terms of paragraph 12 below provided that such place will be in the Republic of South Africa unless the Subscriber is entitled, according to South African law, to receive such payment outside the Republic of South Africa.

7.7 The Subscriber will not sell or otherwise transfer or dispose of the subscription shares during the Escrow period except by the delivery of put notices in accordance with the provisions of this agreement.

7.8 Unless a put notice has been delivered the Escrow agent will not be entitled to sell, offer to sell or otherwise dispose of the Escrow stock or any part thereof.

7.9 The Escrow agent will not be entitled to encumber the Escrow stock nor expose it to any risk of attachment, forced sale, realisation or other threat, direct or indirect in relation to the obligations of the Escrow agent or any other person or by virtue of any judicial, quasi judicial, bankruptcy or similar legal process.

8.   rights and obligations of Escrow agent

8.1 The Escrow agent is not and will not be deemed to be a trustee for any party for any purpose and is merely acting hereunder with the limited duties herein prescribed.

8.2 The Escrow agent does not have and will not be deemed to have any responsibility in respect of any instruction, certificate or notice delivered to it or in respect of the Escrow stock or any Escrow property other than faithfully to carry out the obligations undertaken in this agreement and to follow the directions or instructions recorded in any notice delivered pursuant to this agreement.

8.3 The Escrow agent is not and will not be deemed to be liable for any action taken or omitted by it in good faith and may rely upon and act in accordance with the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event the Escrow agents liability hereunder will be limited to liability for gross negligence, wilful misconduct or bad faith on its part,

8.4 The Escrow agent may conclusively rely upon and act in accordance with any certificate, instruction, notice, letter, telegram, cablegram or other written instrument believed by it to be genuine and to have been signed by the proper party or parties.

8.5       The Parent agrees:

8.5.1 to pay the Escrow agents reasonable fees and to reimburse it for its reasonable expenses including attorneys fees incurred in connection with its duties hereunder expeditiously so as not to impair or delay the timeous implementation of this agreement and put notice delivered pursuant hereto;

8.5.2 to save harmless, indemnify and defend the Escrow agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including reasonable counsel fees, suffered or incurred by it by reason of or on account of any misrepresentation made to it or its status or actions as Escrow agent under this agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence, wilful misconduct or bad faith on the part of the Escrow agent. The obligation of the Escrow agent to sell or deliver the Escrow stock pursuant to this agreement will be subject to the prior satisfaction upon written demand from the Escrow agent of the Parents obligations to save harmless, indemnify and defend the Escrow agent and to reimburse the Escrow agent or otherwise pay its reasonable fees and expenses hereunder.

8.6 The Escrow agent will not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of this agreement unless requested to do so by the Subscriber, the Parent or FSAH and indemnified to the Escrow agents satisfaction against the cost and expense of such defence by the party requesting such defence. If any such legal proceeding is instituted against it the Escrow agent agrees promptly to give notice of such proceedings to the remaining parties. The Escrow agent will not be obliged to institute legal proceedings of any kind.

8.7 The Escrow agent will not by act, delay, omission or otherwise be deemed to have waived any right or remedy it may have under this agreement or generally, unless such waiver be in writing, and no waiver will be valid unless it is in writing, signed by the Escrow agent and only to the extent expressly therein set forth. A waiver by the Escrow agent under the terms of this agreement will not be construed as a bar to or waiver of the same or any other right or remedy which it would otherwise have on other occasions.

8.8 The Escrow agent may resign as such hereunder by giving thirty days written notice thereof to the remaining parties. Within twenty days after receipt of such notice the remaining parties will deliver to the Escrow agent written instructions for the release of the Escrow stock and any Escrow property to a substitute Escrow agent which whether designated by written instructions from the remaining parties or in the absence thereof by instructions from a court of competent jurisdiction to the Escrow agent, will be a bank or trust company organised and doing business under the laws of the United States or any state thereof. Such substitute Escrow agent will thereafter hold any Escrow stock and any Escrow property received by it pursuant to the terms of this agreement and otherwise act hereunder as if it were the Escrow agent originally named herein. The Escrow agents duties and responsibilities hereunder will terminate upon the release of all Escrow stock and Escrow property then held in escrow according to such written instruction or upon such delivery as herein provided. This agreement will not otherwise be assignable by the Escrow agent without the prior written consent of the remaining parties.

9.   Non-waiver

     No relaxation or indulgence which any of the parties may afford to the other/s shall in any way prejudice or be deemed to be a waiver of the rights of the indulgent party and shall not preclude or stop the indulgent party from exercising all or any of its rights hereunder and in particular but without limiting or derogating from the aforegoing, any cancellation hereof or accrued right of cancellation hereof.

10.  Non-variation

10.1 No variation or amendment of this agreement will be of any force or effect unless reduced to writing and signed by all the parties hereto.

10.2 No consensual termination of this agreement will be of any force or effect unless reduced to writing and signed by all the parties hereto.

10.3 No waiver or abandonment of any partys rights arising from this agreement, accrued or otherwise, will be of any force or effect as against such party unless such such waiver or abandonment is reduced to writing and signed by the party waiving and abandoning such rights.

10.4 No oral statements and no conduct by a party relating to any purported variation, amendment, cancellation, waiver or abandonment will estop a party from relying upon the formalities prescribed in the preceding sub-paragraphs of this paragraph.

11.  Whole agreement

11.1 This agreement constitutes the whole agreement between the parties with regard to the subject matter hereof and no representations, or warranties, by commission or omission which are not recorded herein shall be of any force or effect.

11.2 The parties acknowledge that they have not been induced or coerced to enter into this contract by virtue of any representations, statements, understandings, omissions or warranties made by the other party hereto or any persons acting on their behalf which are not included herein.

12.  Miscellaneous matters

12.1      address

12.1.1 Any written notice in connection with this agreement may be addressed :

12.1.1.1            Escrow agent :
                    address   :    c/o American Stock Transfer & Trust
                                   Company
                                   40 Wall Street
                                   New York NY 10005
                    and shall be marked for the attention of Mr Herb
                    Lemmer.


12.1.1.2            Parent/FSAH :

                    address   :    2665 South Bayshore
                                   Suite 606
                                   Coconut Grove
                                   Florida 33133

                    telefax no:         091 305 856 4057;

                    and shall be marked for the attention of Clive
                    Kabatznik;

                    copy to:  Parker Chapin Flattau & Klimpl, LLP
                              1211 Avenue of the Americas
                              New York, NY 10036-8735

                    Attention: Henry L Rothman.

12.1.1.3                 Subscriber     :
                         address        :


                         and shall be marked for the attention of the Subscriber

12.2 Any notice or payment sent to a partys domicilium citandi et executandi as selected above by prepaid registered post shall be presumed, subject to proof to the contrary, to have been received by such party on the 7th (seventh) day after the posting of same, or if delivered by hand, on the day of such delivery by hand, or it transmitted by telex or telefax, on the day of such delivery by hand, or if transmitted by telex or telefax, on the day of transmitting same unless it is not a business day in which event such telex or telefax shall be deemed to have been received on the following business day.

12.3 Any party shall be entitled to alter his domicilium citandi et executandi in terms hereof by furnishing to the others of them written notice of such alteration provided that such alteration shall only be effective 7 (seven) days after receipt by the other party of such notice.

13.  Governing law

     This agreement will be governed by and construed in accordance with the laws of New York and will be binding upon and enure to the benefit of all the parties hereto and their respective successors-in-interest and assigns.

14.  Signature in counterpart

     This agreement may be executed in several counterparts which taken together will constitute a single instrument.


Signed at                              on
1996.


Witness:                      for American Stock Transfer and Trust
                              Company



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Signed at                              on
1996.

Witness:                      for First South Africa Corp., Ltd


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Signed at                              on
1996.

Witness:                      for First South African Holdings (Pty)
                              Ltd


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Signed at                              on
1996.

Witness:                      for Michael Morgan


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